UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2019

CSI Compressco LP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-135195	94-3450907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CCLP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  On June 24, 2019, CSI Compressco GP Inc. (the “Company”), the general partner of CSI Compressco LP (the “Partnership”), entered into a First Amendment to Change of Control Agreement (the “Amendment”) with Ronald J. Foster, effective as of June 23, 2019.

The Amendment obligates the Company to require any successor to the Partnership’s low-horsepower compression service business to assume the Change of Control Agreement and modifies the definition of Change of Control with respect to the Partnership and its subsidiaries to include a change of control of such business. Except as set forth in the Amendment, Mr. Foster’s rights under his Change of Control Agreement remain unchanged as set forth in the original agreement filed on Form 8-K on June 4, 2013.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which will be filed with the Partnership’s 10-Q for the quarter ending June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel

Date: June 27, 2019